United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2024

Date of Report (Date of earliest event reported)

ASPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41372	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASUUF
Class A ordinary shares included as part of the units	ASCBF
Rights included as part of the units	ASCRF
Warrants included as part of the units	ASCWF

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Promissory Note

On December 9, 2024, A SPAC II Acquisition Corp. (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $160,000 (the “Note”) to A SPAC II (Holdings) Corp., the Company’s sponsor (the “Sponsor”). The Note shall be payable no later than the date on which the Company consummates an initial business combination. Such Note is convertible into warrants having the same terms and conditions as the public warrants, at the price of $1.00 per warrant, at the option of the Sponsor. The Note does not bear interest.

The proceeds of the Note will be used by the Company to pay various expenses of the Company and for working capital purposes.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated December 9, 2024, issued to the Sponsor.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.

Dated: December 10, 2024

	By:	/s/ Serena Shie
		Name:	Serena Shie
		Title:	Chief Executive Officer

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